News Release

Ryder Reports Third Quarter 2025 Results

Strategic Initiatives Continue to Drive Contractual Earnings Growth
Third Quarter 2025 Highlights
•GAAP EPS from continuing operations of $3.33, up 2% from prior year
•Comparable EPS (non-GAAP) from continuing operations of $3.57, up 4% from prior year, reflecting higher contractual earnings and share repurchases
•Total revenue of $3.2 billion, consistent with prior year
•Operating revenue (non-GAAP) of $2.6 billion, up 1%, reflecting contractual revenue growth in Supply Chain Solutions (SCS) and Fleet Management Solutions (FMS)

Full Year 2025 Outlook
•Adjusted return on equity (ROE) (non-GAAP) of 17%
•Comparable EPS (non-GAAP) of $12.85 - $13.05
•Operating revenue (non-GAAP) increase of 1%
•Net cash provided by operating activities from continuing operations of $2.8 billion and free cash flow (non-GAAP) of $900 million - $1 billion

MIAMI, October 23, 2025 – Ryder System, Inc. (NYSE: R) reported results for the three months ended September 30 as follows:

	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
(In millions, except EPS)	2025	2024	2025	2024	2025	2024
Continuing operations (GAAP)	$190	188	$139	143	$3.33	3.25
Comparable (non-GAAP)	$200	199	$149	151	$3.57	3.44

Total and operating revenue for the three months ended September 30 were as follows:

	Total Revenue			Operating Revenue (non-GAAP)
(In millions)	2025	2024	Change	2025	2024	Change
Total	$3,171	3,168	—%	$2,611	2,593	1%
Fleet Management Solutions (FMS)	$1,465	1,470	—%	$1,282	1,281	—%
Supply Chain Solutions (SCS)	$1,380	1,317	5%	$1,034	996	4%
Dedicated Transportation Solutions (DTS)	$570	633	(10)%	$458	486	(6)%

CEO Comment

"Ryder delivered our fourth consecutive quarter of earnings-per-share growth," says Ryder Chairman and CEO Robert Sanchez. "Earnings were in line with our expectations as operating performance from our resilient contractual businesses and benefits from our strategic initiatives more than offset the impact from freight market conditions. We are on track to deliver earnings growth in 2025 driven by benefits from our lease pricing and multi-year maintenance cost-saving initiatives, acquisition synergies, and optimization of our omnichannel retail network.

"In FMS, higher ChoiceLease earnings continue to be driven by our initiatives. Benefits in DTS from strong operating performance and acquisition synergies were offset by fleet reductions reflecting weaker freight market conditions. In SCS, we delivered another quarter of solid contractual earnings performance.

“Consistent execution of our balanced growth strategy enabled us to generate ROE of 17% in the current environment. The structural enhancements embedded in our transformed business model, our strong customer relationships, and expanded capabilities provide us with a solid foundation to deliver value-added solutions to our customers and outperform prior cycles.

"We remain focused on creating shareholder value by investing in profitable growth and strategic initiatives, while returning capital to our shareholders. Consistent with this objective, our board recently authorized a new discretionary two-million-share repurchase program that replaces a program that was largely completed. The earnings power of our transformed business model continues to provide us with ample capacity for value-enhancing capital deployment.

"Overall, we are confident in our ability to execute on our strategic objectives and are well positioned to benefit from the eventual freight cycle upturn.”

Third Quarter 2025 Segment Review

Fleet Management Solutions: Contractual Earnings Growth Partially Offset by Market Conditions in Used Vehicle Sales and Rental

(In millions)	3Q25	3Q24	Change
Total Revenue	$1,465	1,470	—%
Operating Revenue (1)	$1,282	1,281	—%

Earnings Before Tax (EBT)	$146	132	11%
EBT as a % of total revenue	10.0%	9.0%	100 bps
EBT as a % of operating revenue (1)	11.4%	10.3%	110 bps
	9.5%	9.6%
(1) Non-GAAP financial measure excluding fuel services revenue.

•FMS total revenue and operating revenue are consistent with prior year
•FMS EBT of $146 million, increased 11%
◦Higher ChoiceLease performance driven primarily by pricing and maintenance cost-saving initiatives
◦Used vehicle sales and rental results reflect weaker market conditions
◦Used tractor and truck pricing declined 6% and 15% respectively, from prior year; sequentially from second quarter of 2025, tractor pricing was unchanged and truck pricing increased 7% reflecting a higher retail mix
◦Rental power-fleet utilization was 70% compared to 71% in the prior year, on a 6% smaller average active power fleet

Supply Chain Solutions: Earnings from Revenue Growth More Than Offset by E-commerce Network Performance and Medical Costs

(In millions)	3Q25	3Q24	Change
Total Revenue	$1,380	1,317	5%
Operating Revenue (1)	$1,034	996	4%

Earnings Before Tax (EBT)	$86	93	(8)%
EBT as a % of total revenue	6.2%	7.0%	(80) bps
EBT as a % of operating revenue (1)	8.3%	9.3%	(100) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•SCS total revenue and operating revenue increased 5% and 4%, respectively
◦Total revenue reflects increased operating revenue and subcontracted transportation costs passed through to customers
◦Increase in operating revenue primarily driven by new business in omnichannel retail
•SCS EBT of $86 million, down 8%
◦Benefits from operating revenue growth more than offset by e-commerce network performance and medical costs

Dedicated Transportation Solutions: Earnings Benefits from Acquisition Synergies Offset by Lower Fleet Count Reflecting Freight Market Conditions

(In millions)	3Q25	3Q24	Change
Total Revenue	$570	633	(10)%
Operating Revenue (1)	$458	486	(6)%

Earnings Before Tax (EBT)	$36	36	(2)%
EBT as a % of total revenue	6.3%	5.8%	50 bps
EBT as a % of operating revenue (1)	7.8%	7.5%	30 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•DTS total revenue and operating revenue decreased 10% and 6%, respectively
◦Total revenue reflects decreased subcontracted transportation costs and operating revenue
◦Operating revenue decreased due to lower fleet count reflecting prolonged freight market downturn
•DTS EBT of $36 million, in line with prior year
◦Reflects acquisition synergies offset by lower operating revenue

Corporate Financial Information

Unallocated Central Support Services (CSS)

Unallocated CSS costs increased to $21 million from $17 million in the prior year, primarily due to information technology costs.

Tax Rate

Our effective income tax rate from continuing operations was 27.1%, as compared to 24.0% in the prior year, and our comparable effective income tax rate (a non-GAAP measure) from continuing operations was 25.6%, as compared to 23.9%. The increase in the tax rates was primarily due to discrete tax benefits in the third quarter of 2024.

Capital Expenditures, Cash Flow, and Leverage
Capital expenditures decreased to $1.6 billion in 2025 compared to $2.0 billion in 2024, primarily reflecting reduced investments in ChoiceLease and rental.

Net cash provided by operating activities from continuing operations was $1.8 billion compared to $1.7 billion in 2024, primarily reflecting lower income tax payments. Free cash flow (non-GAAP) of $496 million compared to $218 million in 2024, primarily reflects reduced cash capital expenditures and higher cash provided by operating activities.

Debt-to-equity as of September 30, 2025 was 254% compared to 250% at year-end 2024 and is at the bottom end of the company's long-term target of 250% to 300%.

Outlook

"We remain on track for earnings growth and free cash flow of between $900 million and $1 billion in 2025," says Ryder Chief Financial Officer Cristina Gallo-Aquino. "Our revised earnings forecast continues to assume a muted freight environment. Consistent execution of our balanced growth strategy is driving outperformance relative to prior cycles."

Full Year 2025 Outlook
Total Revenue Growth	1%
Operating Revenue Growth (non-GAAP)	1%
FY25 GAAP EPS	$12.10 - $12.30
FY25 Comparable EPS (non-GAAP)	$12.85 - $13.05

Adjusted ROE (1)	17%
Net Cash from Operating Activities from Continuing Operations	$2.8B
Free Cash Flow (non-GAAP)	$900M - $1B
Capital Expenditures	$2.3B
Debt-to-Equity	250%

Fourth Quarter 2025
4Q25 GAAP EPS	$3.30 - $3.50
4Q25 Comparable EPS (non-GAAP)	$3.50 - $3.70
————————————
(1) The non-GAAP elements of this calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures Reconciliations at the end of this release.

Supplemental Company Information

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder's stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company's financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder's SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder's leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder's DTS business segment combines the best of Ryder's leasing and maintenance capabilities with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder's FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder's expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

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Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including our expectations regarding: our forecast; our outlook; market conditions, such as expectations regarding macroeconomic uncertainty, rental demand and utilization, and used vehicle sales volume and pricing; the freight cycle, including the impact of the prolonged downturn and cycle timing and recovery on our businesses; total and operating revenue, EPS, comparable EPS, adjusted ROE, earnings before income tax, net cash provided by operating activities from continuing operations, free cash flow, debt-to-equity, capital expenditures, and the causes of change; our ability to continue executing on our transformed business model; our ability to outperform prior cycles; pricing and maintenance cost savings initiatives; long-term growth opportunities and secular growth trends; used vehicle inventory and fleet size; our ability to profitably grow business; our ability to support organic growth; growth and continued strong earnings performance in our contractual businesses; strategic investments and acquisitions, including acquisition synergies; the omnichannel retail network; our capital deployment capacity; our actions to increase returns and create long-term value; and our ability to return capital to shareholders, including through share repurchases and dividends. Our forward-looking statements also include our estimates of the impact of residual value estimates on earnings and depreciation expense that is based in part on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near- and long-term used vehicle market. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements, including changes to taxes or tariffs; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include: changes and uncertainty regarding financial, economic and market conditions in the U.S. and worldwide; supply chain and labor challenges and vehicle production constraints, including original equipment manufacturer (OEM) delays; the effect of geopolitical events; our ability to adapt to changing market conditions, including lower than expected contractual sales, decreases in rental demand or utilization, poor acceptance of rental pricing, declining market demand for or excess supply of used vehicles impacting current or estimated pricing, and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; our ability to effectively and efficiently integrate acquisitions into our business; lower than expected benefits from our sales, marketing and new product initiatives; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations, such as taxes, tariffs, trade restrictions or trade agreements, including the impact to our customers and partners; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to, for example, economic conditions, business interruptions, expenditures, labor disputes and extreme weather or other natural occurrences; competition from other service providers; changes in technology and new entrants; professional driver and technician shortages resulting in higher procurement costs and turnover rates; impact of supply chain disruptions; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance and revenue; impact of changes in our residual value estimates and accounting policies, including our depreciation policy; unanticipated changes in fuel and alternative energy prices; unanticipated currency exchange rate fluctuations; fluctuations in inflation or interest rates; our ability to manage our cost structure; the inability of our information technology systems to provide timely and accurate access to data or of our information security program to safeguard our or our stakeholders' data; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations to the most comparable GAAP measure. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and Form 8-K filed with the SEC as of the date of this release, which are available at investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for October 23, 2025 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-394-8218
USA Toll Number:    323-994-2093
Audio Passcode:        Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here, then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
afederman@ryder.com	ccandela@ryder.com

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Services revenue	$2,088	2,097	$6,290	6,248
Lease & related maintenance and rental revenue	976	960	2,887	2,844
Fuel services revenue	107	111	313	355
Total revenue	3,171	3,168	9,490	9,447

Cost of services	1,779	1,774	5,344	5,311
Cost of lease & related maintenance and rental	626	646	1,916	1,960
Cost of fuel services	101	108	299	344
Selling, general and administrative expenses	380	368	1,123	1,113
Non-operating pension costs, net	10	10	27	31
Used vehicle sales, net	(3)	(15)	(10)	(54)
Interest expense	102	98	304	286
Miscellaneous income, net	(14)	(10)	(21)	(29)
Restructuring and other items, net	—	1	—	5
	2,981	2,980	8,982	8,967

Earnings from continuing operations before income taxes	190	188	508	480
Provision for income taxes	51	45	140	126
Earnings from continuing operations	139	143	368	354
Loss from discontinued operations, net of tax	(1)	(1)	(1)	—
Net earnings	$138	142	$367	354

Earnings per common share — Diluted
Continuing operations	$3.33	3.25	$8.75	7.96
Discontinued operations	(0.01)	(0.01)	(0.04)	—
Net earnings	$3.32	3.24	$8.70	7.95

Weighted average common shares outstanding — Diluted	41.6	43.9	42.1	44.5

Diluted EPS from continuing operations	$3.33	3.25	$8.75	7.96
Non-operating pension costs, net	0.17	0.17	0.52	0.50
Acquisition costs	—	0.01	—	0.12
Other, net	0.07	0.01	0.06	(0.02)
Comparable EPS from continuing operations (1)	$3.57	3.44	$9.33	8.56
————————————
(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions)	September 30, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$189	154
Other current assets	2,419	2,309
Revenue earning equipment, net	9,003	9,206
Operating property and equipment, net	1,241	1,184
Other assets	3,696	3,819
	$16,548	16,672

Liabilities and shareholders' equity:
Current liabilities	$1,983	2,151
Total debt (including current portion)	7,857	7,779
Other non-current liabilities (including deferred income taxes)	3,614	3,625
Shareholders' equity	3,094	3,117
	$16,548	16,672

SELECTED KEY RATIOS AND METRICS

	September 30, 2025	December 31, 2024
Debt to equity	254%	250%

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2025	2024	2025	2024
Comparable EBITDA (1)	$742	716	$2,142	2,056
Effective interest rate	5.2%	5.3%	5.2%	5.2%

	Nine months ended September 30,
(In millions)	2025	2024
Net cash provided by operating activities from continuing operations	$1,845	1,707
Free cash flow (1)	496	218
Capital expenditures paid	1,730	1,922
Gross capital expenditures	1,605	1,986

	Twelve months ended September 30,
	2025	2024
Adjusted ROE (2)	17%	16%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2025	2024	Change	2025	2024	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$875	857	2%	$2,613	2,556	2%
Commercial rental	242	251	(4)%	700	726	(4)%
SelectCare and other	165	173	(5)%	517	526	(2)%
Fuel services revenue	183	189	(3)%	549	595	(8)%
Fleet Management Solutions	1,465	1,470	—%	4,379	4,403	(1)%
Supply Chain Solutions	1,380	1,317	5%	4,077	3,960	3%
Dedicated Transportation Solutions	570	633	(10)%	1,778	1,831	(3)%
Eliminations	(244)	(252)	(3)%	(744)	(747)	—%
Total revenue	$3,171	3,168	—%	$9,490	9,447	—%

Operating Revenue: (1)
Fleet Management Solutions	$1,282	1,281	—%	$3,830	3,808	1%
Supply Chain Solutions	1,034	996	4%	3,054	2,958	3%
Dedicated Transportation Solutions	458	486	(6)%	1,388	1,397	(1)%
Eliminations	(163)	(170)	(5)%	(494)	(514)	(4)%
Operating revenue	$2,611	2,593	1%	$7,778	7,649	2%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$146	132	11%	$366	365	—%
Supply Chain Solutions	86	93	(8)%	271	242	12%
Dedicated Transportation Solutions	36	36	(2)%	100	91	10%
Eliminations	(33)	(34)	(4)%	(100)	(97)	3%
	235	227	4%	637	601	6%
Unallocated Central Support Services	(21)	(17)	23%	(63)	(52)	(20)%
Intangible amortization expense	(14)	(11)	26%	(39)	(33)	19%
Non-operating pension costs, net	(10)	(10)	(10)%	(27)	(31)	(10)%
Other items impacting comparability, net	—	(1)	NM	—	(5)	NM
Earnings from continuing operations before income taxes	190	188	1%	508	480	6%
Provision for income taxes	51	45	15%	140	126	11%
Earnings from continuing operations	$139	143	(3)%	$368	354	4%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.
NM - Denotes Not Meaningful.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2025	2024	Change	2025	2024	Change
Fleet Management Solutions
FMS total revenue	$1,465	1,470	—%	$4,379	4,403	(1)%
Fuel services revenue	(183)	(189)	(3)%	(549)	(595)	(8)%
FMS operating revenue (1)	$1,282	1,281	—%	$3,830	3,808	1%

Segment earnings before income taxes	$146	132	11%	$366	365	—%
FMS earnings before income taxes as % of FMS total revenue	10.0%	9.0%		8.3%	8.3%
FMS earnings before income taxes as % of FMS operating revenue (1)	11.4%	10.3%		9.5%	9.6%

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2025	2024	Change	2025	2024	Change
Supply Chain Solutions
SCS total revenue	$1,380	1,317	5%	$4,077	3,960	3%
Subcontracted transportation	(309)	(285)	8%	(909)	(883)	3%
Fuel	(37)	(36)	3%	(114)	(119)	(4)%
SCS operating revenue (1)	$1,034	996	4%	$3,054	2,958	3%

Segment earnings before income taxes	$86	93	(8)%	$271	242	12%
SCS earnings before income taxes as % of SCS total revenue	6.2%	7.0%		6.7%	6.1%
SCS earnings before income taxes as % of SCS operating revenue (1)	8.3%	9.3%		8.9%	8.2%

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2025	2024	Change	2025	2024	Change
Dedicated Transportation Solutions
DTS total revenue	$570	633	(10)%	$1,778	1,831	(3)%
Subcontracted transportation	(54)	(86)	(37)%	(213)	(243)	(12)%
Fuel	(58)	(61)	(5)%	(177)	(191)	(7)%
DTS operating revenue (1)	$458	486	(6)%	$1,388	1,397	(1)%

Segment earnings before income taxes	$36	36	(2)%	$100	91	10%
DTS earnings before income taxes as % of DTS total revenue	6.3%	5.8%		5.6%	5.0%
DTS earnings before income taxes as % of DTS operating revenue (1)	7.8%	7.5%		7.2%	6.5%
————————————
(1) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

	Three months ended September 30,		Nine months ended September 30,		2025/2024
	2025	2024	2025	2024	Three Months	Nine Months
ChoiceLease
Average fleet count	142,400	145,300	143,500	144,800	(2)%	(1)%
End of period fleet count	142,300	145,800	142,300	145,800	(2)%	(2)%
Average active fleet count (1)	133,200	136,200	134,300	136,100	(2)%	(1)%
End of period active fleet count (1)	132,900	135,300	132,900	135,300	(2)%	(2)%

Commercial rental
Average fleet count	33,300	35,000	34,200	35,400	(5)%	(3)%
End of period fleet count	32,700	34,700	32,700	34,700	(6)%	(6)%
Rental utilization - power units (2)	70%	71%	69%	69%	(100)bps	—bps
Rental rate change - % (3)	5%	(1)%	4%	(1)%

Customer vehicles under SelectCare contracts
Average fleet count	43,600	49,000	43,000	50,200	(11)%	(14)%
End of period fleet count	43,800	47,900	43,800	47,900	(9)%	(9)%

Customer vehicles under SCS contracts
End of period fleet count (4)	13,300	12,600	13,300	12,600	6%	6%
End of period power vehicles (4)	3,900	3,800	3,900	3,800	3%	3%

Customer vehicles under DTS contracts
End of period fleet count (4)	18,200	19,200	18,200	19,200	(5)%	(5)%
End of period power vehicles (4)	7,000	7,400	7,000	7,400	(5)%	(5)%

Used vehicle sales (UVS)
End of period fleet count	8,500	9,100	8,500	9,100	(7)%	(7)%
Used vehicles sold	4,900	4,700	16,200	17,200	4%	(6)%
UVS pricing change (5)
Tractors	(6)%	(22)%	(14)%	(25)%
Trucks	(15)%	(19)%	(17)%	(25)%
————————————
(1) Active fleet count is calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We use operating revenue to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these costs are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these non-GAAP measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations and vary from period to period.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We also exclude any significant charges for pension settlements or curtailments from the calculation of adjusted net earnings. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) intangible amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. We believe that the inclusion of comparable EBITDA also provides consistency in financial reporting and aids investors in performing meaningful comparisons of past, present and future operating results. Our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered a substitute for, or superior to, the measures of financial performance determined in accordance with GAAP.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE RECONCILIATION
	Three months ended September 30,		Nine months ended September 30,
(In millions)	2025	2024	2025	2024
Total revenue	$3,171	3,168	$9,490	9,447
Subcontracted transportation revenue	(358)	(367)	(1,110)	(1,120)
Fuel	(202)	(208)	(602)	(678)
Operating revenue (1)	$2,611	2,593	$7,778	7,649

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	Nine months ended September 30,
(In millions)	2025	2024
Net cash provided by operating activities from continuing operations	$1,845	1,707
Proceeds from sales (primarily revenue earning equipment) (2)	380	433
Other (2)	1	—
Total cash generated (1)	2,226	2,140
Purchases of property and revenue earning equipment (2)	(1,730)	(1,922)
Free cash flow (1)	$496	218

COMPARABLE EARNINGS RECONCILIATION
	Three months ended September 30,		Nine months ended September 30,
(In millions)	2025	2024	2025	2024
Earnings from continuing operations	$139	143	$368	354
Non-operating pension costs, net	7	7	22	22
Acquisition costs	—	1	—	5
Other, net (3)	3	—	3	(1)
Comparable earnings from continuing operations (1) (4)	$149	151	$393	381

Tax rate on continuing operations	27.1%	24.0%	27.5%	26.2%
Tax adjustments and income tax effects of non-GAAP adjustments (1) (4)	(1.5)%	(0.1)%	(1.0)%	(0.1)%
Comparable tax rate on continuing operations (1) (4)	25.6%	23.9%	26.5%	26.1%
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.
(3) Other, net includes the income tax effects of other items impacting comparability and non-recurring income tax adjustments.
(4) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended September 30,
(Dollars in millions)	2025	2024
Net earnings	$502	477
Other items impacting comparability, net	7	7
Tax impact (1)	(1)	—
Adjusted net earnings	$508	484

Average shareholders' equity	$3,070	3,074
Average adjustments to shareholders' equity (2)	3	(3)
Adjusted average shareholders' equity	$3,073	3,071

Adjusted return on equity (3)	17%	16%
————————————
(1) Represents income taxes on other items impacting comparability.
(2) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(3) Adjusted return on equity is calculated by dividing Adjusted net earnings into Adjusted average shareholders' equity.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2025	2024	2025	2024
Net earnings	$138	142	$367	354
Loss from discontinued operations, net of tax	1	1	1	—
Provision for income taxes	51	45	140	126
EBT	190	188	508	480
Non-operating pension costs, net	10	10	27	31
Acquisition costs	—	1	—	6
Other, net	—	—	—	(1)
Comparable EBT (1)	200	199	535	516
Interest expense	102	98	304	286
Depreciation	429	423	1,274	1,275
Used vehicle sales, net	(3)	(15)	(10)	(54)
Intangible amortization	14	11	39	33
Comparable EBITDA	$742	716	$2,142	2,056
————————————
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE GROWTH FORECAST RECONCILIATION

	Twelve months ended December 31,
(In millions)	2025	2024	Change
Total revenue	$12,700	12,636	1%
Subcontracted transportation	(1,500)	(1,499)	—%
Fuel	(800)	(871)	(8)%
Operating revenue (1)	$10,400	10,266	1%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

(In millions, except per share amounts)	Fourth Quarter 2025	Full Year 2025
EPS from continuing operations	$3.30 - $3.50	$12.10 - $12.30
Non-operating pension costs	0.20	0.70
Other, net	—	0.05
Comparable EPS from continuing operations forecast (1)	$3.50 - $3.70	$12.85 - $13.05

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

(In millions)	2025 Forecast
Net cash provided by operating activities from continuing operations	$2,800
Proceeds from sales (primarily revenue earning equipment) (2)	500
Total cash generated (1)	3,300

Purchases of property and revenue earning equipment (2)	(2,300)
Free cash flow (1)	$1,000
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION

(In millions)	2025 Forecast
Net earnings	$510
Tax impact (1)	—
Adjusted net earnings for ROE (numerator) (2) [A]	$510

Average shareholders' equity [B]	$3,075

Adjusted return on equity (2) [A]/[B]	17%
————————————
(1) Represents income taxes on other items impacting comparability.
(2) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.
Note: Amounts may not be additive due to rounding.

ryder-financial